Exhibit 2.1

ENSTAR COMMUNICATIONS CORPORATION

February 3, 2003

Mr. William W. Magruder
President
Cumberland Cellular, Inc.
P.O. Box 80
Jamestown, Kentucky 42629

Re: Asset Purchase Agreement by and between Cumberland Cellular, Inc. and Enstar Cable of Cumberland Valley, dated as of October 8, 2002

Ladies and Gentlemen:

Reference is hereby made to that certain Asset Purchase Agreement by and between Cumberland Cellular, Inc. a corporation organized under the laws of the Commonwealth of Kentucky ("Buyer"), and Enstar Cable of Cumberland Valley, a Georgia general partnership ("Seller,") dated as of October 8, 2002 (the "Purchase Agreement"). Capitalized terms used and not otherwise defined in this letter shall have the meanings given to them in the Purchase Agreement.

For and in consideration of the mutual covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that the Purchase Agreement is hereby amended and supplemented as follows:

    In Section 1.1, the definition of "Outside Closing Date" is hereby amended to read as follows: "Outside Closing Date" means March 31, 2003.
    Section 3.3 is hereby amended to add subparagraph 3.3(a)(iii)(E) which shall read in its entirety as follows: "(E) seventy dollars ($70.00) multiplied by the number of equivalent basic Subscribers on the Closing Date."

Except as herein expressly amended, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

Please indicate your acceptance of the foregoing terms by signing this letter in the space provided below and returning it to the undersigned.

Very truly yours,

ENSTAR COMMUNICATIONS CORPORATION

By: /s/ Ralph G. Kelly__________________________
Ralph G. Kelly
Senior Vice President - Treasurer

As general partner of and on behalf of:

Enstar Income/Growth Program 5A, L.P.
Enstar Income/Growth Program 5B, L.P.
Each a general partner of Seller

ENSTAR CABLE OF CUMBERLAND VALLEY

ACCEPTED AND AGREED TO:

Cumberland Cellular, Inc.

By: /s/ William W. Magruder____________________
 Mr. William W. Magruder
President